SHARE EXCHANGE AGREEMENT

AGREEMENT dated as of September 30, 2010 by and among Smooth Global (China) Holdings, Inc., a Nevada corporation (hereinafter referred to as “Nevada Corp”) and Wang Xiaoping and Zhu Chenyu, identified as “Shareholders” on the signature page of this agreement, who are the owners of the registered equity of Beijing Yupenghengli Technology Ltd. (hereinafter referred to as “BJHL”).

WHEREAS, Nevada Corp owns 100% of the outstanding shares of Smooth Global Services Limited. which owns one hundred percent (100%) of the registered equity of Smooth Global (Beijing) Telecom Science Limited, a corporation organized under the laws of the People’s Republic of China (“China Corp”); and

WHEREAS, the Shareholders are the registered owners of all of the registered equity of BJHL, a corporation organized under the laws of the People’s Republic of China; and

WHEREAS, the Shareholders of BJHL desires to transfer their ownership of BJHL to China Corp and Nevada Corp desires that China Corp to acquire the said equity.

NOW, THEREFORE, it is agreed:

1.           Definitions.  As used herein, the following terms shall have the meanings set forth below:

a.	“Applicable Law” means any domestic or foreign law, statute, regulation, rule, policy, guideline or ordinance applicable to the businesses or corporate existence of Nevada Corp and/or BJHL.
b.
“GAAP” means generally accepted accounting principles in the United States of America as promulgated by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board or any successor institutes concerning the treatment of any accounting matter.

c.
“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, claim, encumbrance, royalty interest, any other adverse claim of any kind in respect of such property or asset, or any other restrictions or limitations of any nature whatsoever.

d.	“Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means:
(i)
any income, alternative or add-on minimum tax, gross receipts tax, sales tax, use tax, ad valorem tax, transfer tax, franchise tax, profits tax, license tax, withholding tax, payroll tax, employment tax, excise tax, severance tax, stamp tax, occupation tax, property tax, environmental or windfall profit tax, custom, duty or other tax, impost, levy, governmental fee or other like assessment or charge of any kind whatsoever together with any interest or any penalty, addition to tax or additional amount imposed with respect thereto by any governmental or Tax authority responsible for the imposition of any such tax (domestic or foreign), and

(ii)
any liability for the payment of any amounts of the type described in clause (i) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period, and

(iii)	any liability for the payment of any amounts of the type described in clauses (i) or (ii) above as a result of any express or implied obligation to indemnify any other person.

e.
“Tax Return” means any return, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

2.           Share Exchange.

a.
Prior to the Closing, Zheng Shuying shall have transferred and surrendered to the Nevada Corp twenty million shares of common stock of the Nevada Corp, so that as of the Closing Date there shall be a total of 18,381,375 shares of the common stock of the Nevada Corp issued and outstanding, and no other equity securities of the Nevada Corp nor any derivative securities issued by the Nevada Corp issued and outstanding.  In consideration of the surrender of twenty million shares by Ms. Zheng, China Corp shall consent to the termination of the Trust and Indemnity Agreement between China Corp and Jin Yanfang and Wang Yanxia, the registered equity owners of Beijing GRT Information Services Limited.

b.
On the Closing Date (defined herein), the Shareholders shall transfer and assign to China Corp all of the registered equity of BJHL, and shall thereafter assist the China Corp in registering its ownership of BJHL with the relevant authorities.  The Shareholders represent and warrant that upon the Closing Date, all right, title and interest in said registered equity will be transferred to China Corp free of Liens, claims and encumbrances.

c.
On the Closing Date, Nevada Corp. shall issue to the Shareholders or their assignees, in consideration of the assignment of BJHL, a total of 20,000,000 shares of common stock.  Nevada Corp. warrants that the common stock, when so issued, will be duly authorized, fully paid and non-assessable.  The shares shall be issued to the individuals and in the proportions set forth on Schedule 2c to this Agreement, said individuals being the Shareholders or their assignees.

d.            The parties intend that the exchange of shares described above shall qualify as a tax-free exchange under Section 351 of the United States Internal Revenue Code.  The parties further intend that the issuance of the common stock by Nevada Corp. to the BJHL Shareholders shall be exempt from the provisions of Section 5 of the Securities Act of 1933 pursuant to Section 4(2) of said Act.

3.           Closing.  The Closing of the transactions contemplated by this Agreement ("Closing") shall take place at the offices of BJHL, simultaneously with the execution of this Agreement (the “Closing Date”).

4.           Warranties and Representations of BJHL Shareholders   In order to induce Nevada Corp. to enter into this Agreement and to complete the transaction contemplated hereby, the Shareholders warrant and represent to Nevada Corp. that:

a.           Organization and Standing – BJHL.  BJHL is a corporation duly organized, validly existing and in good standing under the laws of the People’s Republic of China and has full power and authority to carry on its business as now conducted.

b.           Capitalization - BJHL.  BJHL’s entire registered capital is RMB 500,000. There are no other voting or equity securities authorized or issued, nor any authorized or issued securities convertible into equity securities, and no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which BJHL or the BJHL Shareholders are bound, calling for the issuance of any additional equity securities of BJHL.

c.           Ownership of BJHL. The BJHL Shareholders are the sole owners of the registered equity of BJHL.  With the acquisition of BJHL, China Corp will acquire beneficial ownership of the assets and capital of BJHL free and clear of all Liens, encumbrances and restrictions of any nature whatsoever.

d.           Financial Statements.  Promptly after Closing, the shareholders shall deliver to Nevada Corp. (i) the financial statements of BJHL for the nine month periods ended September 30, 2010 and 2009, and for the years ended December 31, 2009 and 2008 (the “BJHL Financial Statements”). The BJHL Financial Statements will have been prepared in accordance with U.S. GAAP and will present fairly in all material respects the financial condition of BJHL as of the dates thereof.   The financial statements of BJHL for the years ended December 31, 2009 and 2008 will have been reported on by an independent accountant registered with the PCAOB.

e.           Absence of Certain Changes Or Events.  Since January 1, 2010, there has not been (A) any material adverse change in the business, operations, properties, assets, or condition of BJHL or (B) any damage, destruction, or loss to BJHL (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of BJHL; and BJHL has not become subject to any law or regulation which materially and adversely affects, or in the future is substantially likely to have a material adverse effect on BJHL.

f.           Ownership of Assets.  Except as specifically identified in the BJHL Financial Statements, BJHL has good, marketable title, without any Liens or encumbrances of any nature whatever, to all of the following, if any: its assets, properties and rights of every type and description, including, without limitation, all cash on hand and in banks, certificates of deposit, stocks, bonds, and other securities, good will, customer lists, its corporate name and all variants thereof, trademarks and trade names, copyrights and interests there under, licenses and registrations, pending licenses and permits and applications there for, inventions, processes, know-how, trade secrets, real estate and interests therein and improvements thereto, machinery, equipment, vehicles, notes and accounts receivable, fixtures, rights under agreements and leases, franchises, all rights and claims under insurance policies and other contracts of whatever nature, rights in funds of whatever nature, books and records and all other property and rights of every kind and nature owned or held by BJHL as of this date.  Except in the ordinary course of its business, BJHL has not disposed of any such asset since June 1, 2010.

g.           Taxes.  BJHL has filed all Tax Returns that it is required to file with all governmental agencies, wherever situate, and has paid or accrued for payment all Taxes as shown on such returns except for Taxes being contested in good faith.  There is no material claim for Taxes that is a Lien against the property of BJHL other than Liens for Taxes not yet due and payable.

h.           Pending Actions.  There are no material legal actions, lawsuits, proceedings or investigations pending or threatened, against or affecting BJHL, or against BJHL’s Officers or Directors or the Shareholders that arose out of their operation of BJHL.  BJHL is not subject to any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or administrative, governmental or regulatory authority or body which would be likely to have a material adverse effect on the business of BJHL.

i.           Intellectual Property And Intangible Assets.  To the knowledge of the Shareholders, BJHL has full legal right, title and interest in and to all of the intellectual property utilized in the operation of its business.  BJHL has not received any written notice that the rights of any other person are violated by the use by BJHL of the intellectual property.  None of the intellectual property has ever been declared invalid or unenforceable, or is the subject of any pending or, to the knowledge of the Shareholders, threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding.

j.           Validity of the Agreement.  This Agreement has been duly executed by the Shareholders and constitutes their valid and binding obligation, enforceable in accordance with its terms except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors’ rights.  The execution and delivery of this Agreement and the carrying out of its purposes will not result in the breach of any of the terms or conditions of, or constitute a default under or violate, any material agreement or undertaking, oral or written, to which BJHL or a Shareholder is a party or is bound or may be affected by, nor will such execution, delivery and carrying out violate any order, writ, injunction, decree, law, rule or regulation of any court, regulatory agency or other governmental body; and the business now conducted by BJHL can continue to be so conducted after completion of the transaction contemplated hereby.

k.           Compliance with Laws.  BJHL’s operations have been conducted in all material respects in accordance with all applicable statutes, laws, rules and regulations.  BJHL is not in violation of any law, ordinance or regulation of the People’s Republic of China or of any other jurisdiction.  BJHL holds all the environmental, health and safety and other permits, licenses, authorizations, certificates and approvals of governmental authorities necessary or proper for the current use, occupancy or operation of its business, all of which are now in full force and effect.

5.           Warranties and Representations of Nevada Corp.  In order to induce the Shareholders to enter into this Agreement and to complete the transaction contemplated hereby, Nevada Corp warrants and represents to the Shareholders that:

a.           Organization and Standing.  Nevada Corp is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has full power and authority to carry on its business as now conducted. The copies of the Articles of Incorporation and Bylaws of Nevada Corp previously delivered to the BJHL Shareholders are true and complete as of the date hereof.

b.           Capitalization.  Nevada Corp.'s authorized capital stock consists of 200,000,000 shares of common stock, $.001 par value.  At the Closing, prior to issuance of 20,000,000 shares to the Shareholders, there will be 18,381,375 shares outstanding.  At the Closing, there will be no other voting or equity securities outstanding, and no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which Nevada Corp is bound, calling for the issuance of any additional shares of common stock or preferred stock or any other voting or equity security.

c.           Corporate Records.  All of Nevada Corp's books and records, including, without limitation, its books of account, corporate records, minute book, stock certificate books and other records are up-to-date, complete and reflect accurately and fairly the conduct of its business in all material respects since its date of incorporation.

d.           SEC Filings.  The common stock of Nevada Corp is registered pursuant to Section 12(g) of the Securities and Exchange Act of 1934.  The filings made by the Nevada Corp. with the Securities and Exchange Commission during the past twelve months are true and complete, and contain no material misstatement.  All documents required to be filed by the Nevada Corp pursuant to the Rules of the Securities and Exchange Commission have been filed.

e.           Taxes.  Nevada Corp. has filed all Tax Returns that it is required to file with all governmental agencies, wherever situate, and has paid or accrued for payment all Taxes as shown on such returns except for Taxes being contested in good faith.  There is no material claim for Taxes that is a Lien against the property of Nevada Corp. other than Liens for Taxes not yet due and payable.

g.           Pending Actions.  There are no legal actions, lawsuits, proceedings or investigations, administrative or judicial, pending or threatened, against or affecting Nevada Corp or against Nevada Corp’s Officers or Directors that arose out of their operation of Nevada Corp. Nevada Corp. is not subject to any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or administrative, governmental or regulatory authority or body.

h.           Validity of the Agreement.  All corporate and other proceedings required to be taken by Nevada Corp in order to enter into and to carry out this Agreement have been duly and properly taken.  This Agreement has been duly executed by Nevada Corp, and constitutes a valid and binding obligation of Nevada Corp, enforceable against it in accordance with its terms except to the extent limited by applicable bankruptcy reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors’ rights. The execution and delivery of this Agreement and the carrying out of its purposes will not result in the breach of any of the terms or conditions of, or constitute a default under or violate, Nevada Corp's Articles of Incorporation or Bylaws, or any agreement, lease, mortgage, bond, indenture, license or other document or undertaking, oral or written, to which Nevada Corp is a party or is bound or may be affected, nor will such execution, delivery and carrying out violate any order, writ, injunction, decree, law, rule or regulation of any court, regulatory agency or other governmental body.

i             SEC Status The common stock of Nevada Corp. is registered pursuant to Section 12(g) of the Securities and Exchange Act of 1934.  Nevada Corp. has filed all reports required by the applicable regulations of the SEC.

k.           Compliance with laws.  Nevada Corp.’s operations have been conducted in all material respects in accordance with all applicable statutes, laws, rules and regulations.  Nevada Corp. is not in violation of any Applicable Law.

6.           Deliveries at Closing

a	At the Closing the Shareholders shall deliver to China Corp the following:
A.           A certificate of good standing of BJHL in the People’s Republic of China issued within seven days prior to the Closing Date.
B.           Such documentation as is requested by China Corp in order to register the transfer of ownership of BJHL.

b.           At the Closing, Nevada Corp. shall deliver to the Shareholders the following:

A.	A certificate of good standing of Nevada Corp in the State of Nevada issued within seven days prior to the Closing Date.

B.	Certificates for 20,000,000 shares of Nevada Corp. common stock in the names set forth on Schedule 2c.

C.
A certification signed by the Secretary of Nevada Corp. attesting to the adoption and continuing effectiveness of resolutions of the Nevada Corp Board of Directors(i) ratifying and approving this Agreement, and(ii) electing Hui Liang, Xu Xiaojing and Zhu Chenyu to the Nevada Corp. Board of Directors effective on the completion of the Closing.

D.	All books and records of Nevada Corp.

7.           Restriction on Resale. The Nevada Corp’s Common Shares to be issued by Nevada Corp to the Shareholders hereunder at the Closing will not be registered under the Securities Act of 1933, or the securities laws of any state, and cannot be transferred, hypothecated, sold or otherwise disposed of within the United States of America until:  (i) a registration statement with respect to such securities is declared effective under the Securities Act of 1933, or (ii) Nevada Corp receives an opinion of counsel for the stockholders, reasonably satisfactory to counsel for Nevada Corp, that an exemption from the registration requirements of the Securities Act of 1933 is available.

The certificates representing the shares which are being issued to the Shareholders pursuant to this Agreement shall contain a legend substantially as follows:

“THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT, OR SMOOTH GLOBAL (CHINA) HOLDINGS, INC. RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO SMOOTH GLOBAL (CHINA) HOLDINGS, INC. THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.”

8.           Applicable Law.    This Agreement shall be governed by the laws of the State of Nevada, without giving effect to the principles of conflicts of laws thereof, as applied to agreements entered into and to be performed in such state.

9.           Assignment and Binding Effect.  This Agreement, including both its obligations and benefits, shall inure to the benefit of, and be binding on the respective heirs and successors of the parties and on their respective permitted assignees and transferees.

10.           Counterparts.  This Agreement may be executed in multiple facsimile counterparts.   Each of the counterparts shall be deemed an original, and together they shall constitute one and the same binding Agreement, with one counterpart being delivered to each party hereto.

IN WITNESS WHEREOF, the parties hereto have set their hands as of the date and year written on the first page.

SMOOTH GLOBAL (CHINA) HOLDINGS, INC.

By: /s/ Zheng Shuying
Zheng Shuying, Chief Executive Officer

SHAREHOLDERS:

/s/ Zhu Chenyu	/s/ Wang Xiaoping
Zhu Chenyu	Wang Xiaoping

SHARE EXCHANGE AGREEMENT DATED SEPTEMBER 10, 2010

SCHEDULE 2C

Shareholder Allocation

	Name	Shares
1	Xu Xiaojing	3,665,000
2	Liang Hui	2,475,000
3	Gao Ya	1,485,000
4	Ding Yumei	1,485,000
5	Luo Shujun	1,485,000
6	Wang Xiaoping	1,485,000
7	Nie Hongsheng	1,320,000
8	Ji Jie	1,320,000
9	Yu Fenghua	1,320,000
10	Lv Xiaojuan	1,320,000
11	Nie Jianjun	1,320,000
12	Ni Nannan	1,320,000
Total		20,000,000